Exhibit 5.1

ATTORNEYS AT LAW 777 EAST WISCONSIN AVENUE MILWAUKEE, WI 53202-5398 414.271.2400 TEL 414.297.4900 FAX www.foley.com CLIENT/MATTER NUMBER 065215-0178

May 2, 2011

Pentair, Inc.

5500 Wayzata Boulevard, Suite 800

Golden Valley, Minnesota 55416

Ladies and Gentlemen:

We have acted as counsel for Pentair, Inc., a Minnesota corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-3 (the “Registration Statement”), including the prospectus constituting a part thereof (the “Prospectus”), to be filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance and sale by the Company from time to time of an indeterminate amount of: (i) shares of the Company’s common stock, $0.16 2/3 par value (the “Common Stock”), and attached preferred share purchase rights (the “Rights”) to be issued pursuant to the Rights Agreement, dated December 10, 2004, between the Company and Wells Fargo Bank, N.A. as rights agent (the “Rights Agreement”); (ii) shares of the Company’s preferred stock (the “Preferred Stock”), (iii) depositary shares (“Depositary Shares”) representing fractional interests in shares of Preferred Stock; (iv) debt securities of the Company (the “Debt Securities”), which may be fully and unconditionally guaranteed (the “Guarantees”) by certain of the Company’s subsidiaries (the “Subsidiary Guarantors”); (iv) warrants to purchase Common Stock, Preferred Stock, Debt Securities, or other securities of the Company (the “Warrants”); (v) contracts to purchase shares of Common Stock or other securities of the Company (the “Stock Purchase Contracts”); and (vi) units, each comprised of a Stock Purchase Contract and either Debt Securities, Preferred Stock, Warrants or other securities of the Company or debt obligations of third parties securing the holder’s obligation to purchase Common Stock or other securities under the Stock Purchase Contract (the “Stock Purchase Units” and, together with the Common Stock and attached Rights, the Preferred Stock, the Depositary Shares, the Debt Securities, the Guarantees, the Warrants and the Stock Purchase Contracts, the “Securities”).  The Prospectus provides that it will be supplemented in the future by one or more supplements to such Prospectus and/or other offering material (each, a “Prospectus Supplement”).

As counsel to the Company in connection with the proposed issuance and sale of the Securities, we have examined:  (i) the Registration Statement, including the Prospectus, and the exhibits (including those incorporated by reference) constituting a part of the Registration Statement; (ii) the Company’s Third Restated Articles of Incorporation and Fourth Amended and Superseding By-Laws, each as amended to date; (iii) the Rights Agreement; (iv) the form of indenture for subordinated debt securities included as an exhibit to the Registration Statement (the “Subordinated Indenture”); (v) the Indenture, dated May 2, 2011, among the Company, the guarantors named therein and Wells Fargo Bank, National Association, as trustee, for senior Debt Securities (the “Senior Indenture” and, together with the Subordinated Indenture, the

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“Indentures”); and (vi) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

In our examination of the above-referenced documents, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.  We have also assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will comply with all applicable laws; (ii) a Prospectus Supplement, if required, will have been prepared and filed with the SEC describing the Securities offered thereby; (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and any applicable Prospectus Supplement; (iv) any supplemental indenture or officer’s certificate setting forth the terms of a series of Debt Securities to be issued under the Senior Indenture, will be duly authorized, executed and delivered by the parties thereto in substantially the form reviewed by us; (v) the Subordinated Indenture, together with any supplemental indenture or officer’s certificate setting forth the terms of a series of Debt Securities to be issued under the Subordinated Indenture, will be duly authorized, executed and delivered by the parties thereto in substantially the form reviewed by us; (vi) a Form T-1 will be filed with the SEC with respect to the trustee executing the Subordinated Indenture; (vii) a definitive purchase, underwriting, placement, dealer or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (viii) any Securities issuable upon conversion, exchange or exercise of any Security being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise; (ix) with respect to shares of Common Stock or Preferred Stock offered, there will be sufficient shares of Common Stock or Preferred Stock authorized under the Company’s Third Restated Articles of Incorporation, as amended, and not otherwise reserved for issuance; and (x) the deposit agreement, to be entered into between the Company and the depositary named therein (the “Depositary”) and from which the Depositary Shares will be issued (the “Depositary Agreement”), will be duly authorized, executed and delivered by the parties thereto in substantially the form reviewed by us.

Based upon and subject to the foregoing and the other matters set forth herein, and having regard for such legal considerations as we deem relevant, we are of the opinion that:

1.             All requisite action necessary to make any shares of Common Stock validly issued, fully paid and nonassessable will have been taken when:

a.             The Company’s Board of Directors, or a committee thereof duly authorized by the Board of Directors, shall have adopted appropriate resolutions to authorize the issuance and sale of the Common Stock; and

b.             Such shares of Common Stock shall have been issued and sold for the consideration contemplated by, and otherwise in conformity with, the Registration

Statement, as supplemented by a Prospectus Supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above.

2.             The Rights attached to the Common Stock, when issued pursuant to the Rights Agreement, will be validly issued.

3.             All requisite action necessary to make any shares of Preferred Stock validly issued, fully paid and nonassessable will have been taken when:

a.             The Company’s Board of Directors, or a committee thereof duly authorized by the Board of Directors, shall have adopted appropriate resolutions to establish the powers, designations, preferences and relative, participating, optional or other rights, if any, or the qualifications, limitations or restrictions, if any, and other terms of such shares as set forth in or contemplated by the Registration Statement, the exhibits thereto and any Prospectus Supplement relating to the Preferred Stock, and to authorize the issuance and sale of such shares of Preferred Stock;

b.             A Statement of Resolution establishing the series and fixing the relative rights and preferences and other terms of such shares shall have been filed with the Secretary of State of the State of Minnesota in the form and manner required by law; and

c.             Such shares of Preferred Stock shall have been issued and sold for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above.

4.             All requisite action necessary to make any depositary receipts evidencing the Depositary Shares constitute valid, legal and binding obligations of the Company, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium and other similar laws of general application affecting the rights and remedies of creditors and (ii) general principles of equity, regardless of whether applied in a proceeding in equity or at law, shall have been taken when:

a.             The Company’s Board of Directors, or a committee thereof duly authorized by the Board of Directors, shall have adopted appropriate resolutions to establish the series and fix the relative rights and preferences and other terms of the shares of Preferred Stock underlying the Depositary Shares as set forth in or contemplated by the Registration Statement, the exhibits thereto and any Prospectus Supplement relating to such Preferred Stock, and to authorize the issuance of such shares of Preferred Stock;

b.             A Statement of Resolution establishing the series and fixing the relative rights and preferences and other terms of the Preferred Stock underlying the Depositary

Shares shall have been filed with the Secretary of State of the State of Minnesota in the form and manner required by law;

c.             The Company’s Board of Directors, or a committee thereof or one or more officers of the Company, in each case duly authorized by the Board of Directors, shall have taken action to approve and establish the terms of the Depositary Agreement and such Depositary Agreement shall have been duly executed and delivered;

d.             The Preferred Stock underlying the Depositary Shares shall have been duly issued and delivered to the Depositary;

e.             The terms of such Depositary Shares and depositary receipts evidencing the Depositary Shares and of their issuance and sale have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court or governmental entity having jurisdiction over the Company;

f.              Such Depositary Shares and depositary receipts evidencing the Depositary Shares shall have been duly executed, issued and delivered in accordance with the Depositary Agreement and their respective terms and provisions; and

g.             Such Depositary Shares and depositary receipts evidencing the Depositary Shares shall have been issued and sold for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above.

5.             All requisite action necessary to make any Debt Securities and any Guarantees valid, legal and binding obligations of the Company and the Subsidiary Guarantors, respectively, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium and other similar laws of general application affecting the rights and remedies of creditors and (ii) general principles of equity, regardless of whether applied in a proceeding in equity or at law, shall have been taken when:

a.             The Company’s Board of Directors, or a committee thereof or one or more officers of the Company, in each case duly authorized by the Board of Directors, shall have taken action to establish the terms of such Debt Securities and to authorize the issuance and sale of such Debt Securities;

b.             The Board of Directors of each Subsidiary Guarantor, or a committee thereof or one or more officers of such Subsidiary Guarantor, in each case duly authorized by the Board of Directors, shall have taken action to establish the terms of the Guarantees and to authorize the issuance and sale of such Guarantees;

c.             The terms of such Debt Securities and, if applicable, Guarantees and of their issuance and sale have been established in conformity with the Senior Indenture or the Subordinated Indenture, as applicable, so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company or any Subsidiary Guarantor and so as to comply with any requirements or restrictions imposed by any court or governmental entity having jurisdiction over the Company or a Subsidiary Guarantor;

d.             Such Debt Securities and, if applicable, Guarantees, shall have been duly executed, authenticated and delivered in accordance with the terms and provisions of the Indenture; and

e.             Such Debt Securities and, if applicable, such Guarantees, shall have been issued and sold for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above.

6.             All requisite action necessary to make any Warrants valid, legal and binding obligations of the Company, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium and other similar laws of general application affecting the rights and remedies of creditors and (ii) general principles of equity, regardless of whether applied in a proceeding in equity or at law, shall have been taken when:

a.             The Company’s Board of Directors, or a committee thereof or officers of the Company, in each case duly authorized by the Board of Directors, shall have taken action to approve and establish the terms and form of the Warrants and the documents, including any warrant agreements, evidencing and used in connection with the issuance and sale of the Warrants, and to authorize the issuance and sale of such Warrants;

b.             The terms of such Warrants and of their issuance and sale have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court or governmental entity having jurisdiction over the Company;

c.             Any such warrant agreements shall have been duly executed and delivered;

d.             Such Warrants shall have been duly executed and delivered in accordance with the terms and provisions of the applicable warrant agreement; and

e.             Such Warrants shall have been issued and sold for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above.

7.             All requisite action necessary to make any Stock Purchase Contracts and Stock Purchase Units valid, legal and binding obligations of the Company, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium and other similar laws of general application affecting the rights and remedies of creditors and (ii) general principles of equity, regardless of whether applied in a proceeding in equity or at law, shall have been taken when:

a.             The Company’s Board of Directors, or a committee thereof or one or more officers of the Company, in each case duly authorized by the Board of Directors, shall have taken action to approve and establish the terms of the Stock Purchase Contracts and the documents evidencing and used in connection with the issuance and sale of the Stock Purchase Units, and to authorize the issuance and sale of such Stock Purchase Contracts and Stock Purchase Units;

b.             The terms of such Stock Purchase Contracts and Stock Purchase Units and of their issuance and sale have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court or governmental entity having jurisdiction over the Company;

c.             Such Stock Purchase Contracts and Stock Purchase Units shall have been duly executed and delivered in accordance with their respective terms and provisions; and

d.             Such Stock Purchase Contracts and Stock Purchase Units shall have been issued and sold for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above.

We hereby consent to the reference to our firm under the caption “Legal Matters” in the Prospectus which is filed as part of the Registration Statement, and to the filing of this opinion as an exhibit to the Registration Statement.  In giving this consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Foley & Lardner LLP